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                                                                Exhibit 10(k)
                         FIRST AMENDMENT TO THE
                PARKER DRILLING COMPANY STOCK BONUS PLAN

     The Parker Drilling Company Stock Bonus Plan (the "Plan") shall be and hereby is amended to read as follows:

                                   I.

     Effective September 1, 1996, Section 8.2 of the Plan shall be amended in its entirety to read as follows:

           "Full Vesting Upon Attainment of Event. A Participant's Accrued Benefit shall be fully vested and nonforfeitable upon the occurrence of any one or more of the following events:

                (a) completion of at least one Hour of Service on or after September 1, 1996 or at least the minimum number of years of Vesting Service in the Vesting
           Schedule for a 100% nonforfeitable percentage;

                (b)   attainment of Normal Retirement Date;

                (c) his or her Termination of Employment for reason of a Disability; or

                (d)   he or she dies while an Employee."

                                   II.

     Effective September 1, 1996, Section 8.3 of the Plan shall be amended in its entirety to read as follows:

           "Vesting Schedule. If a Participant had a Termination of Employment prior to September 1, 1996 and has not completed at least one Hour of Service on or after September 1, 1996, the Participant shall be vested and have a nonforfeitable right to his or her Accrued Benefit in his or her Matching and Profit Sharing Accounts, determined in accordance with the following vesting schedule:

            Years of Vesting Service           Nonforfeitable Percentage


                Less than 5 years                     0%
                5 years or more                     100%"

                                  III.

     Effective October 1, 1996, Section 2.1(b) of the Plan shall be amended in its entirety to read as follows:

           "(b) Other Eligible Employee. Each other Eligible Employee shall become a Participant on the first day of the month on or after the date he or she completes at least one year of Eligibility Service; provided however, each Eligible Employee who becomes an Eligible Employee as a result of the agreement between the Company and Amoco Exploration and Production Technical Group shall become a Participant on October 1, 1996."

                                   IV.

     In all other respects, the Plan shall remain in full force and effect.
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     Dated:  September 30, 1996
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                                       Retirement Policy Committee on
                                       behalf of Parker Drilling Company,
                                       not in his or her individual
                                       capacity, but solely as a member of
                                       such Committee




                                       By:  /s/ I. E. Hendrix
                                            ------------------------------

                                       Title:  Chairman
                                               ---------------------------